UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2009

GOLFSMITH INTERNATIONAL
HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Executive Officers

On January 28, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Golfsmith International Holdings, Inc. (the “Company”) approved a cash bonus plan (the “2009 Bonus Plan”) for officers of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers (the “Eligible Officers”).

The 2009 Bonus Plan is intended to assist the Company in attracting, retaining and motivating executive officers and key employees, and to reward them for assisting the Company in achieving its operational and strategic goals during the 2009 fiscal year.  Under the 2009 Bonus Plan, bonuses are tied to the achievement of specific earnings targets based on earnings before interest, tax, depreciation and amortization (“EBITDA”) and are contingent on an Eligible Officers’ continued employment with the Company on the date of payment.  The Company believes that Instruction 4 to Item 402(b) of Regulation S-K is applicable to the specific EBITDA targets because such disclosure would cause competitive harm to the Company as the financial targets involve confidential information. The Company believes that, given the general economic conditions, it will be difficult for the executive officers to obtain a bonus in fiscal 2009.

Under the 2009 Bonus Plan, if the level of EBITDA is not achieved as specified below, none of the Eligible Officers will be entitled to a bonus.  If the “threshold” or “target” level of EBITDA is achieved, each Eligible Officer will be entitled to a cash bonus based on a percentage of such Eligible Officers’ base salary as follows:

	Potential Annual Cash Bonus as a Percentage of 2009 Base Salary
Position	“Threshold”	“Target”
Chief Executive Officer	50%	100%
Chief Operating Officer	37.5%	75%
Chief Financial Officer	25%	50%
Senior Vice President	25%	50%
Vice President	17.5%	35%

In the event that the Company exceeds the EBITDA Target, each Eligible Officer will be eligible to receive a proportionate increase in his or her cash bonus.

The Company expects to pay any cash bonuses earned under the 2009 Bonus Plan in the first quarter of the 2010 fiscal year.

Notwithstanding the foregoing, the Committee retains full discretion to grant additional bonuses at fiscal year end and may decide to award or withhold an award for an individual based upon overall Company performance or upon such individuals’ personal performance during the year.

The Company intends to provide additional information regarding executive officer compensation in the proxy statement for the Company’s 2009 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

January 30, 2009	By:	Virginia Bunte

Name: Virginia Bunte
Title: Chief Financial Officer